SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-69e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                    Quaker Chemical Corporation
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

      5)  Total fee paid:
      ------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      --------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------

      3)  Filing Party:

      --------------------------------------------------------------------

      4)  Date Filed:

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
                        QUAKER CHEMICAL CORPORATION
                            Elm and Lee Streets
                     Conshohocken, Pennsylvania 19428

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 7, 1997, at 10:30 A.M., local time, for the following purposes:

     1. To elect four (4) Class II Directors, each to serve for three years and until his respective successor is elected and qualified;
     2. To consider and act upon ratifying the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1997; and
     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              By Order of the Board of Directors,

                              /s/Karl H. Spaeth
                              -------------------------
                              Karl H. Spaeth
                              Secretary
Dated: March 27, 1997

                        QUAKER CHEMICAL CORPORATION

                              PROXY STATEMENT

     The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 7, 1997 and at any adjournments thereof. The Meeting will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 27, 1997. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

     The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail, telephone, facsimile, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.

     Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all four (4) of the nominees named therein and for ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1997.

     As of March 14, 1997, the outstanding voting securities of the Company consisted of 8,624,581 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 14, 1997, held shares of the Company's Common Stock beneficially owned since March 1, 1994 are entitled to cast 10 votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1994 are entitled to cast 1 vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 14, 1997, the holders of 3,115,579 shares of Common Stock will be entitled to cast 10 votes with respect to each such share, and the holders of 5,509,002 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1994 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one vote with respect to each such share, representing an aggregate of 36,664,792 votes. The aforementioned presumption that a share is entitled to 1 vote rather than 10 is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 86,245,810. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the Meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the proxy.

     Only shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT
Certain Beneficial Owners

     The following table sets forth information, as of March 14, 1997, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, The State Teachers Retirement Fund of Ohio, and The TCW Group, Inc. have sole voting and dispositive power over the outstanding Common Stock listed opposite their names.

                                   Number
                                  of Shares       Percent          Number
Name and Address                  Owned(1)      of Class(2)       of Votes
---------------------------------------------------------------------------
Peter A. Benoliel                605,275(3)         7.0           5,290,480
  130 Cornwall Lane
  St. Davids, PA 19087

The State Teachers Retirement    432,500(4)         5.0            432,500(4)
  System of Ohio
  275 East Broad Street
  Columbus, OH 43215-3771

The TCW Group, Inc.              520,200(4)         6.0            520,200(4)
  865 South Figueroa Street
  Los Angeles, CA 90017

-----------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.
(2) Based upon 8,624,581 shares outstanding.
(3) Includes 60,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share.

Directors and Officers

   The following table sets forth information, as of March 14, 1997, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                                     Number
                                    of Shares       Percent       Number of
Name                                  Owned       of Class(1)       Votes
---------------------------------------------------------------------------
Joseph B. Anderson, Jr.             5,600(2)          --             5,600
Patricia C. Barron                  7,510(3)          --             8,950
William L. Batchelor                 193,762          2.2        1,937,260
Peter A. Benoliel                 605,275(4)(5)       7.0        5,290,480
Lennox K. Black                       7,750           --            14,500
Donald R. Caldwell                     --             --              --
Robert E. Chappell                     --             --              --
Edwin J. Delattre                    610(2)           --             1,735
Robert P. Hauptfuhrer                 7,200           --            72,000
Frederick Heldring                  9,000(2)          --            79,200
Ronald J. Naples                  262,136(5)(6)       3.0           53,786
Robert H. Rock                        1,000           --             1,000
Alex Satinsky                         2,000           --            15,500
Thomas F. Kirk                      14,858(5)         --             2,000
Daniel S. Ma                        20,628(5)         --               628
Marcus C. J. Meijer                 77,450(5)         --            16,950

All directors and executive      1,257,079(5)(6)     13.9     7,499,889(7)
officers as a group
(18 persons)

------------
(1) Based upon 8,624,581 shares outstanding. The percentage is less than 1%, except as otherwise indicated.
(2) Includes 100 shares in the case of Mr. Anderson, 100 shares in the case of Dr. Delattre, and 6,600 shares in the case of Mr. Heldring held jointly with a spouse.
(3) Includes 10 shares held in an indirect trust account for child.
(4) Does not include 4,500 shares held of record by Mr. Benoliel's wife.
(5) Includes 60,000 shares in the case of Mr. Benoliel; 12,858 shares in the case of Mr. Kirk; 20,000 shares in the case of Mr. Ma; 74,450 shares in the case of Mr. Meijer; 210,000 shares in the case of Mr. Naples; and 419,308 shares in the case of all directors and officers as a group subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(6) Includes 30,000 shares of restricted Common Stock awarded to Mr. Naples which are registered in his name and for which he has sole voting power but for which he has no dispositive power since the shares are held by the Company and are subject to forfeiture. For additional information, see "Employment Agreements with Executive Officers" below.
(7) Represents 20.5% of all votes entitled to be cast at the Meeting, based on information available on March 14, 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's directors and officers, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1996 were filed on a timely basis, except for one filing on Form 4 covering one transaction each for Patricia C. Barron and Ronald J. Naples.

                           ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the class to which they are elected. At the present time, there are eleven (11) directors including three (3) Class I Directors, four (4) Class II Directors, and four (4) Class III Directors. Mr. Frederick Heldring and Mr. Alex Satinsky, both Class II Directors, are not eligible to stand for reelection having reached retirement age. To fill the vacancy created by the retirement of Messrs. Heldring and Satinsky, Mr. Donald R. Caldwell and Mr. Robert E. Chappell have been nominated as Class II Directors. Therefore, four (4) Class II Directors are to be elected at the Meeting with each member to serve a three (3) year term expiring in 2000 or until his successor is duly elected and qualified. The four nominees receiving the greatest number of votes cast by the holders of the Company's Common Stock present, in person, or by proxy, at the Meeting will be elected Class II Directors of the Company.

     The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class II nominees, Lennox K. Black, Donald R. Caldwell, Robert E. Chappell, and Robert P. Hauptfuhrer. Mr. Black and Mr. Hauptfuhrer are each presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 4, 1994. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the Meeting:

                         First Became      Principal Occupation for
Name and (Age)            a Director         the Past Five Years
------------------------------------------------------------------------------
Class I--Directors elected in 1996 to serve until the Annual Meeting in 1999:

William L. Batchelor (79)   1952      Retired Senior Vice President of the
                                        Company.

Peter A. Benoliel (65)      1961      Chairman of the Board and former Chief
                                        Executive Officer of the Company.

Robert H. Rock (46)         1996      President, MLR Holdings, LLC, an
                                        investment company with holdings in
                                        the publishing and information
                                        businesses. Formerly Chairman and
                                        majority owner of IDD Enterprises, a
                                        publisher of magazines, newsletters,
                                        and a provider of on-line data for
                                        financial executives. Member of the
                                        Board of Directors of Alberto-Culver
                                        Company, Hunt Manufacturing Company,
                                        and R. D. Scherer Corporation.

Class II --Directors nominated for election in 1997 to serve until the
           Annual Meeting in 2000:

Lennox K. Black (67)        1985      Chairman of the Board and former Chief
                                        Executive Officer, Teleflex
                                        Incorporated, a diversified Fortune
                                        1000 manufacturer of products and
                                        services for the automotive, marine,
                                        industrial, aerospace, and medical
                                        markets worldwide; and Chairman of the
                                        Board of Penn Virginia Corporation, an
                                        energy company engaged primarily in
                                        leasing of mineral rights, collection
                                        of royalties, and development and
                                        production of oil and natural gas.
                                        Member of the Board of Directors of
                                        Pep Boys.

                         First Became      Principal Occupation for
Name and (Age)            a Director         the Past Five Years
------------------------------------------------------------------------------
Donald R. Caldwell (50)               President and Chief Operating Officer,
                                        Safeguard Scientifics, Inc., a company
                                        engaged in a broad spectrum of
                                        activities directed to information
                                        technology and its Executive Vice
                                        President from November 1993 until
                                        February 1996. From 1991 to 1993,
                                        President of Valley Forge Capital
                                        Group, Ltd., a business mergers and
                                        acquisition advisory firm. Member of
                                        the Board of Directors of Safeguard
                                        Scientifics, Inc., Integrated Systems
                                        Consulting Group, Inc., and Diamond
                                        Technology Partners, Inc.

Robert E. Chappell (52)               Chairman and Chief Executive Officer,
                                        The Penn Mutual Life Insurance
                                        Company, being Chairman since January
                                        1, 1997, Chief Executive Officer since
                                        April 1995, President from 1994 until
                                        1996, and Chief Operating Officer from
                                        1994 until 1995. Formerly Executive
                                        Vice President of PNC Bank from 1992
                                        until 1993, and from 1988 until 1992
                                        was Chairman and Chief Executive
                                        Officer of Provident National Bank.
                                        Member of the Board of Directors of P.
                                        H. Glatfelter Company.

Robert P. Hauptfuhrer (65)  1977      Former Chairman of the Board and Chief
                                        Executive Officer, Oryx Energy
                                        Company, an energy company. Trustee,
                                        1838 Investment Advisors Funds.

Class III--Directors elected in 1995 to serve until the Annual Meeting in 1998:

Joseph B. Anderson, Jr. (54)1992      Chairman and Chief Executive Officer,
                                        Chivas Products Limited, an interior
                                        trim automotive supplier and
                                        manufacturer. Formerly President and
                                        Chief Executive Officer, Composite
                                        Energy Management Systems Inc., a
                                        manufacturer of bumpers for the
                                        automotive industry. Previously served
                                        as Director, Body Hardware Business
                                        Unit, Inland Fisher Guide Division,
                                        General Motors Corporation.
Patricia C. Barron (54)     1989      President, Xerox Engineering Systems
                                        Division, Xerox Corporation. Previous
                                        positions with Xerox Corporation
                                        include President, Office Document
                                        Products, and Vice President,
                                        Corporate Information Management.
                                        Member of the Board of Directors of
                                        Frontier Corporation and Reynolds
                                        Metals Company.
Edwin J. Delattre (55)      1984      Dean and Professor of Education and
                                        Philosophy, Boston University.
Ronald J. Naples (51)       1988      President and Chief Executive Officer of
                                        the Company since October 1995.
                                        Formerly Chairman of the Board and
                                        Chief Executive Officer, Hunt
                                        Manufacturing Company, a producer and
                                        distributor of office products, office
                                        furniture, and art/craft products.
                                        Member of the Board of Directors of
                                        Advanta Corporation.

     There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

Committees of the Board of Directors

     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible and to implement specific action for the Board when directed to do so. The current members of the Committee, which did not meet in 1996, are P. A. Benoliel (Chairman), L. K. Black, R. P. Hauptfuhrer, and R. J. Naples.

     The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met three times in 1996, are R. P. Hauptfuhrer (Chairman), J. B. Anderson, Jr., P. C. Barron, and F. Heldring.

     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met three times and took action by unanimous written consent once in 1996, are F. Heldring (Chairman), L. K. Black, E. J. Delattre, and R. H. Rock.

     The Company has a Finance Committee whose principal functions are to establish guidelines for the investment of Company funds and advise on matters relating to the Company's financial condition, dividend policy, and shareholder financial interests. The current members of the Committee, which met two times in 1996, are L. K. Black (Chairman), J. B. Anderson, Jr., P. C. Barron, F. Heldring, and A. Satinsky.

     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Committee, which met two times during 1996, are E. J. Delattre (Chairman), R. P. Hauptfuhrer, R. J. Naples, and R. H. Rock. The Committee will consider candidates recommended by shareholders when submitted in writing not later than November 28, 1997 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Nominations should be submitted to the Secretary of the Company.

     During the year ended December 31, 1996, six regular meetings of the Board of Directors were held. During 1996, each of the directors was in attendance in person or by teleconference at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which he or she then served.

                          EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1994, 1995, and 1996 as to Mr. Naples and each of the Company's other four most highly compensated officers who served as executive officers at December 31, 1996 (hereinafter referred to as the named executive officers).

                                                    SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                -----------------------------------------------
                              Annual Compensation                          Awards                    Payouts
                       --------------------------------------   ------------------------------     ------------
  (a)             (b)    (c)           (d)          (e)             (f)                (g)              (h)               (i)
                                                                 Restricted        Securities
Name and                                        Other Annual        Stock          Underlying                          All Other
Principal                                       Compensation       Award(s)         Options/           LTIP          Compensation
Position          Year  Salary($)    Bonus($)       ($)(1)            ($)          SARs(#)(2)        Payouts($)          ($)(3)
----------------------------------------------------------------------------------------------------------------------------------
Peter A.          1996  200,000             0             0                 0                0                0             5,400
Benoliel,         1995  200,000             0             0                 0           30,000                0                 0
Chairman of       1994  200,000             0             0                 0                0                0             5,000
the Board

Ronald J.         1996  578,750(4)    126,892(4)          0                 0          111,000                0                 0
Naples,           1995  170,620(4)          0             0         1,282,500(5)       200,000                0                 0
President and
Chief Executive
Officer

Thomas F. Kirk,   1996  168,750        64,892             0                 0           40,000                0                 0
Vice President
and Chief
Financial Officer,
April 1, 1996 to
December 31, 1996

Daniel S. Ma      1996  145,959(6)     67,778        89,890(7)                 0        14,000                0                 0
Vice President-   1995  131,000(6)     86,174        88,182(7)                 0        20,000                0                 0
Asia/Pacific      1994  125,500(6)      7,900        84,843(7)                 0             0                0                 0


Marcus C. J.      1996  217,207(6)     76,721             0                    0        20,000                0                 0
Meijer, Vice      1995  224,200(6)     51,700             0                    0        30,000                0                 0
President-        1994  194,000(6)     49,000             0                    0             0                0                 0
Europe

------------
(1) During the year ended December 31, 1996, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in columns (c), (d), and (e), the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).
(2) Options to purchase shares of the Company's Common Stock.
(3) The amounts listed as "All Other Compensation" represent compensation earned by each of the named executive officers pursuant to the terms of the Company's Profit Sharing Plan.
(4) Includes compensation earned by Mr. Naples pursuant to the 1995 Naples Restricted Stock Plan and Agreement (i) for the year ended December 31, 1996 the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1996, which shares have a fair market value of $228,750 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1996, of $15.25 per share) and (ii) for the year ended December 31, 1995 the fair market value of 5,000 shares of Common Stock awarded to Mr. Naples on October 2, 1995, which shares have a fair market value of $82,500 (based on the last reported sale price for the Common Stock on the Nasdaq National Market System on the date of issuance, of $16.50 per share).
(5) Includes for the year ended December 31, 1995 the fair market value (based on the last reported sale price for the Common Stock on the Nasdaq National Market System on December 29, 1995 of $13.50 per share) of restricted stock holdings under the 1995 Naples Restricted Stock Plan and Agreement of (i) 45,000 shares of restricted Common Stock awarded to Mr. Naples on October 2, 1995, which shares are registered in his name and on which he is entitled to dividends but which are held by the Company and will be delivered to Mr. Naples in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 if Mr. Naples is still employed by the Company on such dates and (ii) 50,000 shares of restricted Common Stock will be delivered to Mr. Naples at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock as reported to shareholders in excess of $1.10 per share. At December 31, 1996, the fair market value of 80,000 shares of restricted Common Stock representing the balance to be delivered under the 1995 Naples Restricted Stock Plan and Agreement was $1,310,000 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1996 of $16.375 per share).

(6) Mr. Ma's and Mr. Meijer's compensation was paid in Hong Kong dollars and Dutch guilders, respectively. For purposes of this presentation, Mr. Ma's and Mr. Meijer's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.
(7) Represents housing benefits paid to Mr. Ma in connection with his assignment for the Company in Hong Kong.


Options/SAR Grants in the Last Fiscal Year

     During 1996, the Company granted stock options (without any stock appreciation rights) to the named executive officers as follows:

                                                STOCK OPTION GRANTS LAST YEAR

                                                                                                       Potential
                                                                                                   Realizable Value
                                                                                                     at Assumed
                                                                                                    Annual Rates of
                                                                                                      Stock Price
                                                                                                    Appreciation for
                                                     Individual Grants                                 Option Term
                         --------------------------------------------------------------------    -------------------------
     (a)                     (b)                      (c)           (d)              (e)            (f)           (g)
                          Number of
                         Securities
                         Underlying               % of Total      Exercise
                           Options              Options Granted    or Base
                           Granted               to Employees       Price       Expiration
      Name                 (#)(1)                   in 1996       ($/sh)(2)        Date             5%($)         10%($)
-----------------------------------------------------------------------------------------------------------------------------
Ronald J. Naples           75,000                    25.9           13.50          5/10/06        637,000      1,614,000
                           36,000                    12.4           15.00         10/31/06        340,000        861,000
Thomas F. Kirk             20,000                     6.9           14.00           4/2/06        176,000        446,000
                           20,000                     6.9           15.00         10/31/06        189,000        478,000
Marcus C. J. Meijer        20,000                     6.9           15.00         10/31/06        189,000        478,000
Daniel S. Ma               14,000                     4.8           15.00         10/31/06        132,000        335,000


(1) Of the options listed, certain of the options are non-qualified stock options, and certain options are incentive stock options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Specifically:

      Recipient           Non-Qualified Options     Incentive Stock Options
      -----------------   ---------------------    -----------------------
      Ronald J. Naples           111,000                      --
      Thomas F. Kirk              25,716                    14,284
      Daniel S. Ma                 7,334                     6,666
      Marcus C. J. Meijer         13,334                     6,666

    The 75,000 non-qualified stock options at an exercise price of $13.50 granted to Mr. Naples become exercisable on May 9, 1997. Of the 20,000 options granted to Mr. Kirk at an exercise price of $14.00 per share, 14,284 are incentive stock options (50% of which are first exercisable on April 1, 1997 and the remaining 50% are first exercisable on April 1, 1998), and 5,716 are non-qualified options which are first exercisable on April 1, 1997. As to the options issued to each of the named executive officers having an exercise price of $15.00, 36,000 non-qualified options granted to Mr. Naples, 20,000 non-qualified options granted to Mr. Kirk, 13,334 non-qualified options and 6,666 incentive stock options granted to Mr. Meijer, and 7,334 non-qualified options and 6,666 incentive stock options granted to Mr. Ma all will be first exercisable on October 31, 1998.
(2) The purchase price of a share of Common Stock is the fair market value of a share of Common Stock on the date of grant.

Aggregate Option/SAR Exercises in Last Fiscal Year and
FY-End Option/SAR Values
     The following table provides information related to options to purchase the Company's Common Stock held by the named executive officers during the year ended December 31, 1996 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.


                               AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                                      AND YEAR-END OPTION/SAR VALUES

     (a)                   (b)         (c)               (d)                             (e)
                                                  Number of Securities           Value of Unexercised
                                      Value      Underlying Unexercised          In-the-Money Options
                   Shares Acquired   Realized    Options at Year End(#)             at Year End($)
    Name            on Exercise(#)     ($)      Exercisable   Unexercisable    Exercisable/Unexercisable(1)
--------------------------------------------------------------------------------------------------------------
Peter A. Benoliel           0           0          60,000            0                  0/0
Ronald J. Naples            0           0         135,000      176,000                  0/265,125
Thomas F. Kirk              0           0               0       40,000                  0/75,000
Daniel S. Ma                0           0          20,000       14,000                  0/19,250
Marcus C. J. Meijer         0           0          74,450       20,000                  0/27,500

--------------
(1) Based on the last sale price on December 31, 1996 on the New York Stock Exchange of $16.375 per share.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

     During 1996, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officer as follows:

                       LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR
                                                            Estimated Future Payouts
                                                        Under Non-Stock Price-Based Plan
                                                    --------------------------------------
  (a)                  (b)             (c)              (d)           (e)          (f)
                                   Performance
                    Number of        or Other
                  Shares, Units    Period Until
                    or Other       Maturation or     Threshold      Target      Maximum
  Name            Rights (#)(1)       Payout        ($ or #)(2)  ($ or #)(2)  ($ or #)(2)
------------------------------------------------------------------------------------------
Thomas F. Kirk       10,000      1995 through 1998     0.00         140,000      280,000


(1) Performance Incentive Units.
(2) The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two axes; one axis sets forth average return on assets, and one axis sets forth average earnings per share for the period 1995-98. Each performance unit is issued at the value of the exercise price of stock options issued in connection with the performance incentive unit ($14.00), and the 1995 performance unit grid results in a zero payout for performance of less than 5% return on assets or less than an average earnings per share of $1.22 over the performance period. A payout of $14.00 per unit will be made if performance reaches the target, and a payout of $28.00 per unit will be made if performance reaches the maximum of the measurement scale.

Employment Agreements with Executive Officers
     Ronald J. Naples assumed the position of President and Chief Executive Officer of the Company on October 2, 1995. Effective that date, Mr. Naples entered into an Employment Agreement with the Company for a term ending December 31, 1998 and continuing thereafter for successive terms of one year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary is at an annual rate of $350,000 which is to be reviewed annually after January 1, 1999 if the Employment Agreement is then in effect. Mr. Naples is eligible to participate in the Company's Incentive Compensation Plan pursuant to which bonuses may be paid to participants.

     Pursuant to the Employment Agreement, Mr. Naples was granted a stock bonus of 100,000 shares of the Company's Common Stock. Of this amount, 5,000 shares were paid to him immediately; 45,000 shares were registered in Mr. Naples' name to be held by the Company for delivery to Mr. Naples in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 if Mr. Naples is employed by the Company on those dates of which 15,000 shares have been delivered to Mr. Naples; and 50,000 shares are to be delivered to him beginning in 1997 at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock as reported to shareholders in excess of $1.10 per share. As the $1.10 per share target was not achieved in 1996, no shares were delivered to him in 1997. The Company may make loans to Mr. Naples to cover withholding and additional taxes on the stock bonuses, and a loan in the principal amount of $186,244 has been extended. The loan has a ten-year term ending November 2005 and bears interest at a rate of 6.4% per annum.

     The Employment Agreement also provides for and Mr. Naples was granted options to purchase 200,000 shares of the Company's Common Stock, which options become exercisable in installments and at varying prices as follows -- 135,000 shares, 35,000 shares, and 30,000 shares, respectively, after October 2, 1996, 1997, and 1998, prices of $17.50 for the first 100,000 shares, $19.25 for the next 50,000 shares, and $22.50 for the remaining shares. Mr. Naples was also granted 25,000 performance incentive units under the Company's Long-Term Performance Incentive Plan for the 1995 through 1998 performance award period and will be granted not less than 25,000 performance incentive units and options to purchase not less than 50,000 shares of the Company's Common Stock for the performance award period covering 1997 through 2000. Mr. Naples participates in the Company's Supplemental Retirement Income Plan with full service being based on 15 years instead of 30 years, as in the case of other participants.

     The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples termination benefits ranging from 250% to 300% of his base salary depending upon when such termination occurs. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise the stock options and to receive his stock bonuses may be accelerated.

     All other executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated. Salary and the bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Except in the case of Mr. Meijer, each employment agreement is for an initial term of one (1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. Mr. Meijer's employment agreement provides for continued employment until either party gives the other party six (6) months' notice of termination. Also, in the case of Mr. Benoliel and Mr. Kirk, their agreements provide for the payment by the Company of an amount substantially equal to 150% of their then current annual rate of salary if either officer's employment by the Company is terminated other than for cause or by reason of death, disability, or normal retirement within three (3) years after the occurrence of certain specified events that constitute a change or potential change in control of the Company, and, in the case of Mr. Meijer, his agreement provides for a payment equal to two (2) years salary, bonus, and vacation if he elects to resign from his position within twelve (12) months of a change in control. In addition, under the terms of Mr. Kirk's employment agreement, if the Company terminates Mr. Kirk's employment for reasons other than for "Termination for Cause" (as defined in Mr. Kirk's employment agreement), the Company shall pay, if termination occurs within three (3) years of his initial date of employment, not less than eighteen (18) months' base salary calculated at his then current rate, or, if it occurs after the initial three (3) year period of employment, the Company shall pay three (3) months' salary plus one month for each year employed by the Company. Under the terms of Mr. Meijer's employment agreement, if the Company terminates Mr. Meijer's employment for other than cause, it shall pay to Mr. Meijer an amount equal to two (2) months' income (as defined in Mr. Meijer's employment agreement) for each year of service up to a maximum of twenty-four (24) months.

Pension and Death Benefits

     Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through November 30, 1989 and a future service formula for service beginning December 1, 1989, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1989 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1989; and (b)(i) for the employee's service after December 1, 1989 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1989 beyond 35 years, 1.3% of annual pay.

     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1996 an estimate of benefits that will be accrued from December 1, 1996 to age 65 based upon W-2 or other information.

                                                               Years
                                                             Credited
                                Estimated Annual           Service as of
     Name                      Pension Benefit(1)            12/31/96
     ----------------------------------------------------------------------
     Peter A. Benoliel              $104,636                    40
     Ronald J. Naples                 32,110                     1
     Thomas F. Kirk                   31,319                     0
     Daniel S. Ma                     27,184                     3
     Marcus C. J. Meijer              82,110(1)                  5

---------------
(1) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

    The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, state, local, and federal income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1996 in the aggregate amount of $198,000.

     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                     Estimated Payment
     Name                            Under the Program
     ---------------------------------------------------
     Peter A. Benoliel                   $ 66,669
     Ronald J. Naples                      124,793
     Thomas F. Kirk                        47,339
     Daniel S. Ma                          41,157
     Marcus C. J. Meijer                        0(1)

-------------
(1) Mr. Meijer does not participate in the Pension Plan and, therefore, is not eligible for payments under the Program.

    Certain of the Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40 month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors

     Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. During 1996, directors of the Company, who were not employees or affiliated with the Company's General Counsel, were paid a standard fee of $15,000 each for the year plus $850 for each meeting attended except that directors who are former employees received only the standard fee. In addition, they received $850 for attending each meeting of a Committee on which they serve. Each Committee Chairman received an additional $150 for each Committee meeting chaired.

     Alex Satinsky, a director of the Company, is a member of the law firm Fox, Rothschild, O'Brien & Frankel, which was retained by the Company as General Counsel during the year 1996 and which is being retained by the Company in such capacity during the current year.

           COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

Introduction

     The philosophy of the Company's executive remuneration program is to compensate on the basis of performance. Accordingly, a considerable portion of an executive officer's total compensation is incentive-based and tied directly to the achievement of pre-established business goals. The program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan").

Competitive Reward Systems

     In order to attract, motivate, and retain executives, the Company positions its executive officer base pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States, using a database (which may include companies that are part of the S&P Chemicals (Specialty) Index) available through HayGroup, a compensation consulting company. With respect to executive officers in other countries, the base pay is determined based upon the regions in which they are located. While average base pay is in the lower half of the companies surveyed according to recent data, attainment of the maximum incentive portion would place total pay in the top quarter of the survey group.

Compensation Components

     Base salary is reviewed annually, and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the relation to the individual's penetration into his/her salary range. Individual increases are recommended by the Chief Executive Officer ("CEO") and approved by the Compensation/Management Development Committee (the "Committee"). The overall salary structure is adjusted, as needed, based on HayGroup data reflecting the median of both the national chemical industry and the local general industry for those cases where the position is not "national" in nature. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States.

     The incentive component is paid on an annual basis in the form of a cash bonus. In 1996, the major portion of the incentive award was based on the attainment of a previously established consolidated corporate Profit-Before-Tax ("PBT") target. In addition, there is also a management discretionary award which is paid if certain regional, product line, business development, or business support objectives are attained. The actual incentive award payout is based on the attainment of either or both financial and discretionary goals, except in the case of the CEO whose incentive payout is based on the attainment of financial goals only.

     At the beginning of the year, the CEO recommends bonus gates at three levels of consolidated corporate PBT performance as follows: (1) Threshold -- the PBT level at which bonus begins to be earned; (2) Target -- the PBT level at which a mid-level bonus is earned; and (3) Maximum -- the PBT level at which the maximum bonus is earned. The maximum financial bonus amount is determined by multiplying the compensation labor grade midpoint of the position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of the Company, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 80% of his labor grade midpoint. The applicable maximum percentage for executive officers is lower and can range from 40% to 60% of labor grade midpoint. Depending upon the performance level achieved, the bonus amount can be as high as the maximum, or if performance is at the threshold level, up to 20% of the maximum amount will be paid.

     The discretionary bonus award may be paid on the attainment of pre-established goals and within pre-established parameters. This amount is awarded at the discretion of the manager and targeted to recognize individual performance. No discretionary bonus is paid to the CEO.

     The PBT target for 1996 was aggressive, and the Target level was achieved.

     The final component is compensation realized from the biannual grants of incentive stock options, non-qualified options, and performance incentive units issued under the Plan. Awards under the Plan provide incentives to those employees largely responsible for the long-term success of the Company. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. With performance incentive units, for the 1995-98 Plan, the cash value of the award is based on average earnings per share growth rate and average return on assets. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the Company's business that will affect long-term total return to shareholders. Past practice has been to grant stock options combined with performance incentive units to executive officers in alternate years as was the case in 1995. In 1996, however, stock options were issued to each of the executive officers, and the Committee is currently evaluating whether the program needs to be modified to provide for annual grants under the Plan. The amounts of the awards were based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted. No performance incentive units were granted in 1996 except to Mr. Kirk who joined the Company on April 1, 1996 and received performance units comparable to those provided to the executive officers in 1995.

Compensation of Chief Executive Officer

     The compensation of the CEO, Ronald J. Naples, for the 1996 year was established in 1995 by the Committee and was incorporated in an Employment Agreement between the Company and Mr. Naples at the time of his employment by the Company, as reported in detail elsewhere in this Proxy Statement. The total compensation package for Mr. Naples was established by the Committee at levels considered by the Committee to be reasonable after having taken into account Mr. Naples' prior experience as the chief executive officer of a successful corporation and his general familiarity with the Company after having served as a director for over seven years. Mr. Naples also earned an incentive bonus in 1996 calculated as discussed above based on the achievement of the Target level for the 1996 consolidated corporate PBT. In addition, in May of 1996, the Committee issued 75,000 additional non-qualified options to Mr. Naples in recognition of his performance during the year and the increase in the Company's Common Stock price.

Deductibility of Compensation for Tax Purposes

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the other four most highly compensated executive officers. Since the amount of compensation paid in the last year to the Company's CEO and each of the four most highly compensated officers was considerably less than $1,000,000, and it is unlikely that compensation levels will dramatically increase in the foreseeable future, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                           Compensation/Management Development Committee
                               Frederick Heldring, Chairman
                               Lennox K. Black
                               Edwin J. Delattre
                               Robert H. Rock

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Stock Index, and the S&P Chemicals (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1991 and ending December 31, 1996.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG QUAKER CHEMICAL CORPORATION, THE S & P SMALLCAP 600 INDEX
                   AND S & P CHEMICALS (SPECIALTY) INDEX

[The following table was represented by a line graph in the printed document.]

            Quaker        S&P SmallCap      S&P Chemicals
Date    Chemical Corp.     600 Index      (Specialty) Index
-----------------------------------------------------------
12/91         100              100               100
12/92         105              121               106
12/93          83              144               121
12/94         100              137               105
12/95          75              178               139
12/96          96              216               142

* $100 invested on 12/31/91 in stock or index including reinvestment of dividends.
  Fiscal year ending December 31.

                  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Price Waterhouse LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 1997 and to report on the Company's financial statements for that period. The firm of Price Waterhouse LLP has acted as independent accountants for the Company since 1968. Representatives of Price Waterhouse LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     There is no requirement that the appointment of Price Waterhouse LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but will take any negative vote into consideration in future years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.



               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                              OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be set forth in the Company's Proxy Statement and proxy for the 1998 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than November 28, 1997.

                               OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

                                     By Order of the Board of Directors,

                                     /s/Karl H. Speth
                                     -----------------------------------
                                        Karl H. Spaeth
                                        Secretary
Dated: March 27, 1997

                                                                  EXHIBIT A
               SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights
     At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

     (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;
     (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;
     (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or
     (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

                                   PROXY

                        QUAKER CHEMICAL CORPORATION
                           Elm and Lee Streets,
                          Conshohocken, PA 19428

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Batchelor, Peter A. Benoliel, and Ronald J. Naples, and each of them (or if more than one is present, then a majority of those present) proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 7, 1997, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1. ELECTION OF DIRECTORS      FOR all nominees listed below [ ]            WITHHOLD AUTHORITY [ ]
                              (except as marked to the contrary below)     to vote for all nominees listed below

Lennox K. Black, Donald R. Caldwell, Robert E. Chappell, and Robert P. Hauptfuhrer

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

_______________________________________________________________________
2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

                    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

                        (CONTINUED ON REVERSE SIDE)

                       (CONTINUED FROM REVERSE SIDE)

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended
December 31, 1996.

                                    DATED:________________________ , 1997

                                    ______________________________________
                                                    (Signature)
                                    (Signature should be exactly as name or
                                    names appear on this Proxy)

                  PLEASE DATE, SIGN, AND RETURN PROMPTLY